Exhibit 10.1

AMENDMENT NO. 2 TO THE EQUITY DISTRIBUTION AGREEMENT

October 31, 2024

PIPER SANDLER & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

This Amendment No. 2 to the Equity Distribution Agreement (this “Amendment”) is entered into as of the date first written above by Nurix Therapeutics, Inc., a Delaware corporation (the “Company”), and Piper Sandler & Co. (the “Agent”), that are parties to that certain Equity Distribution Agreement, dated August 4, 2021, and Amendment No. 1 thereto, dated July 11, 2024 (together, the “Original Agreement”).

On the date hereof, the Company has filed or will file a Prospectus Supplement relating to the offering of $300,000,000 of the Common Stock.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1. The preamble to the Original Agreement is hereby deleted in its entirety and replaced with the following:

As further set forth in this agreement (this “Agreement”), Nurix Therapeutics, Inc., a company organized under the laws of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Sandler & Co. (the “Agent”), as sales agent, the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate gross offering price of up to $300,000,000 (such shares of Common Stock to be sold pursuant to this Agreement, the “Shares”) on terms set forth herein. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.

2. Section 2(a)(v) is hereby deleted in its entirety and replaced with the following:

The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be up to 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, and reimbursement of expenses that the Agent may be entitled to pursuant to Section 3(g), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

3. The second sentence of Section 3(g) is hereby deleted in its entirety and replaced with the following

In addition to (iv) and (vi) above, the Company shall reimburse the Agent for its out-of-pocket expenses, including reasonable and documented fees and disbursements of the Agent’s counsel in connection with this Agreement, the Registration Statement, the Prospectus and ongoing services in connection with the transactions contemplated hereunder, in an amount (i) not to exceed $50,000 in connection with the execution of this Agreement and the filing of the Registration Statement and the Prospectus, and (ii) not to exceed $50,000 in connection with the execution of Amendment No. 2 to this Agreement, dated October 31, 2024, and the filing of the Prospectus Supplement dated October 31, 2024.

4. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless amended otherwise herein and except with respect to Section 1, where references to “date of this Agreement” in the Original Agreement shall mean refer to each of the date of the Original Agreement and the date of this Amendment.

5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby or by the Original Agreement may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Original Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

6. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

[Signature Page Follows]

Very truly yours,

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
Name:	Connor Leahey
Title:	Director

ACCEPTED as of the date first-above written:

NURIX THERAPEUTICS, INC.

By:	/s/ Arthur T. Sands
Name:	Arthur T. Sands
Title:	Chief Executive Officer

[Signature page to Amendment to Equity Distribution Agreement]